Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Protalix BioTherapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Kesselman & Kesselman
Kesselman & Kesselman
Certified Public Accountant (Isr.)
A member of PricewaterhouseCoopers
International Limited
Tel Aviv, Israel
January 9, 2011